UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2007

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2006, Lionbridge Technologies, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement"), dated as of December 21, 2006, together with VeriTest, Inc. ("VeriTest"), Lionbridge US, Inc. ("Lionbridge US"), Lionbridge Global Solutions Federal, Inc. ("Federal") and Lionbridge Global Solutions II, Inc. ("LGS II") (VeriTest, Lionbridge US, Federal and LGS II, are collectively the "US Guarantors"), the several banks and financial institutions as may become parties to the Credit Agreement (collectively, the "Lenders") and HSBC Bank USA, National Association, as administrative agent for the Lenders ("HSBC"). On January 22, 2007, Lionbridge International, an Irish corporation and a subsidiary of the Company, became a party to the Credit Agreement as a Foreign Guarantor and Lionbridge International Finance Limited, an Irish corporation and a subsidiary of the Company, became a party to the Credit Agreement as a Foreign Borrower, pursuant to their execution of an Amendment and Joinder Agreement.
The Credit Agreement provides for a five-year $100,000,000 revolving credit facility.
The obligations of the Foreign Borrower under the Credit Agreement are guaranteed by the Foreign Guarantor. In addition, the shares of each of the Foreign Borrower and the Foreign Guarantor are subject to a Charge on Shares in favor of the Lenders.
The Credit Agreement is attached as Exhibit 10.1 to the Company's Form 8-K filed on December 26, 2006. The foregoing description of the Credit Agreement and the ancillary agreements does not purport to be a complete statement of the parties' rights under such agreements and is qualified in its entirety by reference to the full text of the agreements which are attached hereto as Exhibits 10.1 through 10.4.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

January 25, 2007	By:	Stephen J. Lifshatz

Name: Stephen J. Lifshatz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment and Joinder Agreement dated as of January 22, 2007 among the Company, HSBC Bank USA, NA and the parties named therein
10.2	Charge on Shares of Lionbridge International
10.3	Charge on Shares of Lionbridge International Finance Limited
10.4	Notes issued by Lionbridge International Finance Limited to the Lenders under the Credit Agreemetn